EXHIBIT 10.12
-------------

       National Healthcare Technology, Inc /Credit First Holdings Limited




                              Consulting Agreement


This agreement sets forth the terms (the "Agreement") between Credit First Holding Limited (Credit First) and National Healthcare Technology Inc. ("the Company") concerning business management services (hereafter being referred to as the "Services") rendered to the Company from April 5, 2006 and continuing through April 5, 2009.

When countersigned in the space provided below, this shall serve as our agreement, as detailed below. Therefore, this Agreement contains the full and complete understanding between the parties and supersedes all prior understandings. It is further understood/agreed (when countersigned) that this Agreement may not be altered, modified or changed in any way without the express written consent of both parties and shall be construed in accordance with the laws of the State of California applicable to agreements executed and wholly performed within that State.


1.       The Services

A. It is agreed that Credit First shall be retained to provide business management services, and provide advice as it relates to the future of the company. This service shall include the drafting and preparation of business plans, operating budgets, cash flow projections and other business management services, financial advisory services and international financial and business development services. It is understood that the company is venturing into a new direction into the oil and gas business and desires to retain the services of consultant in order to provide access to skills, knowledge and opportunities which exist in the energy sector. The Company does not have any cash to pay Credit First and as such agrees to issue the shares which are outlined in this agreement as compensation for the services of Credit First. It is understood that the shares have an unknown value since they are restricted and have no ascertainable value.


B. It is understood that the Company has entered into this agreement based upon the present character and composition of Credit First's management and general good standing and reputation in the business community.


2.       Compensation for the Services

         In consideration for the services rendered by Credit First, Company shall pay to Credit First as follows:

A. Company shall pay to Credit First a fee of Three Million Five Hundred Thousand (3,500,000) shares of restricted stock of the company. This fee shall be non-refundable and considered earned when the shares are delivered. It is agreed that the fee shall be paid within 3 days after execution of this agreement. Credit First may designate third parties to be paid all or a portion of the fee by notifying Company. This agreement may be assigned to principles of Credit First to perform this service.

3.       Method of Compensation

         The method of Compensation shall be in restricted stock of the company.


4.       Termination

A. This agreement shall begin upon signing of the contract. The term of this engagement will be theee (3) years and may be terminated by either party upon thirty (30) days prior written notice if termination is without cause, and immediately upon written notice if termination is with cause.

B. In the event of termination, all fees and charges paid to Credit First shall be considered earned and non-refundable.

5.       Reports

         At Company's request, Credit First agrees to supply a report at least once a month, verbally or in writing, on general activities and actions taken on behalf of the Company.


6.       Materials

         Company agrees to furnish any supplies and materials which Credit First may need regarding the Company, its management, products, financial and business status and plans.


7.       Independent Contractor Status

         Credit First is acting as an independent contractor, and not as an employee or partner of the Company. As such, neither party has the authority to bind the other, nor make any unauthorized representations on the behalf of the other.


8.       Services to Others

A. Company acknowledges that Credit First is in the business of providing Consulting Services to other businesses and entities. Credit First's services hereunder are not exclusive to Company and shall have the right to perform the same or similar services for others, as well as engage in other business activities.


9.       Confidential Information

         Credit First will use its best efforts to maintain the confidential nature of the proprietary or confidential information and the Company entrusts to it through strict control of its distribution and use. Further, Credit First will use its best efforts to guard against any loss to the Company and Credit First through the failure to maintain the confidential nature of such information. "Proprietary" and "confidential information," for the purpose of this Agreement shall mean any and all information supplied to Credit First which is not otherwise available to the public, including information which may be considered "inside information" within the meaning of the U.S. securities laws, rules and regulations.

10.      Indemnification

A. Company shall indemnify Credit First and its officers and employees and hold them harmless for any acts, statements or decisions made by Credit First in reliance upon information supplied to Credit First in accordance with instructions from or acts, statements or decisions approved by The Company. This indemnity and hold harmless obligation shall include expenses and fees including reasonable attorney's fees incurred by Credit First in connection with the defense of any act, suit or proceeding arising out of the foregoing. Credit First makes no written or expressed warranties or representations regarding its abilities, skills, knowledge or time commitment to the Company. Credit First will provide certain services on a best efforts basis as available.


11.      Other Transactions


A. A Business Opportunity shall include the merger, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby the Company or its subsidiaries, both transfer to a third entity or person, assets or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or venture with the other for purposes of future business operations and opportunities.

B. To be a Business Opportunity covered by this section, the transaction must occur during the term of this Agreement, or during the period of one (1) year after the expiration of this Agreement. In the event this paragraph shall apply, any Transaction Fee due shall be based upon the net value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to the Company, and shall be equal to eight percent (8%) of the consideration for the acquisition, merger or purchase. Unless otherwise mutually agreed in writing prior to the closing of any Business Opportunity, the Transaction Fee shall be paid in cash or in kind at the closing of the transaction. This fee shall be paid to Credit First for those companies or opportunities which it directs to Client which are merged, purchased, or introduced to Client.

13.      Entirety

         This instrument sets forth the entire agreement between Company and Credit First. No promise, representation or inducement, except as herein set forth, has been made by either party to this Agreement. Should any provision of this Agreement be void or unenforceable, the rest of this Agreement shall remain in full force. This Agreement may not be cancelled, altered, or amended except in writing.


APPROVAL AND ACCEPTANCE

National Healthcare Technology, Inc


READ AND ACCEPTED this 5th day of April, 2006.



Signed: /s/
        ---------------------------------------------
         By its authorized agent



Credit First Holding Limited

READ AND ACCEPTED this 5th day of April, 2006.




Signed:/s/
       ----------------------------------------------
         Title: By its authorized Agent